EXHIBIT 10.5

NOTICE TO RESIDENTS OF THE UNITED STATES

THE OFFER AND SALE OF THE RIGHTS SET FORTH IN THIS PURCHASE AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE RIGHTS DESCRIBED IN THIS PURCHASE AGREEMENT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

NOTICE TO RESIDENTS OF CANADA

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE RIGHTS UNDER THIS PURCHASE AGREEMENT MUST NOT TRADE THE RIGHTS BEFORE THE DATE THAT THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

NOTICE TO RESIDENTS OF CHINA AND SOUTH KOREA

THE RIGHTS ARE NOT BEING OFFERED OR SOLD AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, WITHIN THE PEOPLE’S REPUBLIC OF CHINA (FOR SUCH PURPOSES, NOT INCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS OR TAIWAN), SOUTH KOREA OR ANY OTHER JURISDICTION WHERE SUCH OFFER AND SALE IS PROHIBITED BY LAW.

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NOTICE TO RESIDENTS OF GERMANY

NEITHER THE PURCHASE AGREEMENT, THE RELATED OFFERING MEMORANDUM NOR THE RIGHTS IS A SECURITIES PROSPECTUS (WERTPAPEIERPROSPEKT) WITHIN THE MEANING OF THE GERMAN SECURITIES ACT ( WERTPAPEIERPROSPEKTGESETZ) OR AN INVESTMENT PRODUCT PROSPECTUS ( VERKAUFSPROSPEKT) WITHIN THE MEANING OF THE GERMAN INVESTMENT PRODUCT ACT ( VERMÖGENANLAGENGESETZ). NO SECURITIES PROSPECTUS ( WERTPAPIERPROSPEKT) OR INVESTMENT PRODUCT PROSPECTUS ( VERKAUFSPROSPEKT) HAS BEEN OR WILL BE FILED WITH THE GERMAN FEDERAL FINANCIAL SUPERVISORY AUTHORITY (“BAFIN”) OR OTHERWISE PUBLISHED IN THE FEDERAL REPUBLIC OF GERMANY. NO PUBLIC OFFER, SALE OR DISTRIBUTION OF COPIES OF ANY DOCUMENT RELATED TO THE RIGHTS WILL BE MADE IN THE FEDERAL REPUBLIC OF GERMANY EXCEPT WHERE AN EXPRESS EXEMPTION FROM COMPLIANCE WITH THE PUBLIC OFFER RESTRICTIONS UNDER THE GERMAN SECURITIES PROSPECTUS ACT AND THE INVESTMENT PRODUCT ACT APPLIES.

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NOTICE TO RESIDENTS OF THE UNITED KINGDOM

IN THE UNITED KINGDOM THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT (AND ANY INVESTMENT ACTIVITY TO WHICH IT RELATES WILL BE ENGAGED ONLY WITH): (i) INVESTMENT PROFESSIONALS (WITHIN THE MEANING OF ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 AS AMENDED (THE ‘‘FPO’’)); (ii) PERSONS OR ENTITIES OF A KIND DESCRIBED IN ARTICLE 49 OF THE FPO; (iii) CERTIFIED SOPHISTICATED INVESTORS (WITHIN THE MEANING OF ARTICLE 50(1) OF THE FPO); AND (iv) OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS ‘‘RELEVANT PERSONS’’).

THIS DOCUMENT HAS NOT BEEN APPROVED BY AN AUTHORIZED PERSON. ANY INVESTMENT TO WHICH THIS DOCUMENT RELATES IS AVAILABLE ONLY TO (AND ANY INVESTMENT ACTIVITY TO WHICH IT RELATES WILL BE ENGAGED ONLY WITH) RELEVANT PERSONS. THIS DOCUMENT IS DIRECTED ONLY AT RELEVANT PERSONS AND PERSONS WHO ARE NOT RELEVANT PERSONS SHOULD NOT TAKE ANY ACTION BASED UPON THIS DOCUMENT AND SHOULD NOT RELY ON IT. IT IS A CONDITION OF YOUR RECEIVING AND RETAINING THIS DOCUMENT THAT YOU WARRANT TO COMPANY, ITS DIRECTORS, AND ITS OFFICERS THAT YOU ARE A RELEVANT PERSON.

MPQ TOKENS a product of

IMPACTPPA LIMITED PURCHASE AGREEMENT

This Purchase Agreement (the “Purchase Agreement”) is entered as of the last date set forth on the signature page hereto between the undersigned (the “Purchaser”) and ImpactPPA Limited, a Bahamian company under The Bahamas’ International Business Companies Act of 1990 (“Company”) for the purchase of the right by Purchaser from Company (the “Right”) to receive certain units of MPQ Tokens (as defined below) and the Warrants (as defined below), subject to the terms set forth in this Purchase Agreement. Company is conducting an offering of rights pursuant to the Offering Documents (as defined below).

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.	Definitions. Additional defined terms not defined throughout the Purchase Agreement are:

	a.	“Bonus Percentage” is:

i.	Tier 1: For any Purchaser who buys the Right before the first aggregate $2 million in Purchase Amount is received by ImpactPPA after February 25, 2018 50%, expressed as 0.50 for purposes of any mathematical calculations in this Purchase Agreement.

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ii.	Tier 2: For any Purchaser who buys the Right after the second aggregate $2 million in Purchase Amount is received by ImpactPPA after February 25, 2018 40%, expressed as 0.40 for purposes of any mathematical calculations in this Purchase Agreement.

iii.	Tier 3: For any Purchaser who buys the Right after the third aggregate $2 million in Purchase Amount is received by ImpactPPA after February 25, 2018 30%, expressed as 0.30 for purposes of any mathematical calculations in this Purchase Agreement.

b.	“Dissolution Event” means: (i) a voluntary termination of operations of Company; (ii) a general assignment for the benefit of Company’s creditors, (iii) any other liquidation, dissolution or winding up of Company, or (iv) the failure of Company to hold a Token Sale within one (1) year of January 1, 2018.

c.	“MPQ Tokens” are the tentative brand name for the future cryptographic public utility tokens to be sold by Company in its Token Sale as described in Company’s White Paper (as defined below). Purchaser agrees that Company may in its sole discretion approve a different brand name for its cryptographic public utility tokens before the close of its Token Sale and that this Purchase Agreement shall apply to such re- branded MPQ Tokens. All references to “MPQ Tokens” in this Purchase Agreement shall be automatically amended with the re-branded name approved by Company. “MPQ Tokens” shall refer to both “Purchased MPQ Tokens” and “Bonus MPQ Tokens” (each, as defined below).

d.	“Offering Documents” shall mean the White Paper (as defined below), this Purchase Agreement and any offering placement memorandum previously delivered to Purchaser.

e.	“OFAC Regulations” means individual-specific sanctions programs or regulations implemented by the U.S. Office of Foreign Asset Control.

f.	“Purchase Amount” is the total purchase amount in U.S. Dollars set forth on the signature page of this Purchase Agreement and to be paid by Purchaser to Company upon execution of this Purchase Agreement for the Right to buy MPQ Tokens in the Token Sale. The value of the Purchase Amount shall be deemed in U.S. dollars whether Buyer pays in fiat, Bitcoin, Bitcoin Cash, Eth, Litecoin, Zcash or any other crypto currency, valued at the applicable exchange rate at the time, which means the volume-weighted hourly price of the currency across exchanges in the one hour preceding and one hour after receipt of the currency by the Company as reasonably determined by the Company, or whether Buyer pays with Purchaser Securities (as defined hereinafter).

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g.	“Token Price” is the closing price per MPQ Token set by Company for the Token Sale, which is anticipated to be denominated in ETH.

h.	“Token Sale” is the future cryptographic utility token bona fide sale of MPQ Tokens by Company to the general public in a publicized product launch with definitive terms and conditions to be set forth at that time.

i.	“Warrants” means the warrants to purchase shares of Tightnod Holdings Limited, a Cyprus company, on the form attached hereto as Exhibit A.

j.	“White Paper” means the disclosure document previously provided to Purchaser by Company which describes the proposed business of Company, the proposed Token Sale and the proposed MPQ Tokens.

2.	Events.

	a.	Purchaser of Right. In exchange for the Purchase Amount, at closing of the transactions contemplated herein, Company shall issue Purchaser the Right to MPQ Tokens in the Token Sale, and Company’s parent company, Tightnod Holdings Limited, shall issue Purchaser the Warrants. Purchaser agrees and acknowledges that a certificate representing the Right will not be issued by Company and Company will maintain an electronic register of the Rights. Notwithstanding anything to the contrary herein, the Purchase Amount shall be paid by Purchaser in the form of 60,000 restricted shares of Purchaser’s Series A Preferred Stock (the “Purchaser Securities”).

	b.	Closing of Token Sale. If there is a closing of the Token Sale before the expiration or termination of this Purchase Agreement, upon such closing:

i.	Purchaser’s Right shall automatically be deemed to be exercised without any further action upon the part of Purchaser and Company will issue to Purchaser a number of units of the MPQ Token equal to:

The Purchase Amount multiplied by

(The Bonus Percentage plus 1.00) divided by

The Token Price

The MPQ Tokens the Purchaser is to receive based on payment of the Purchase Amount are the “Purchased MPQ Tokens.”

The MPQ Tokens the Purchaser is to receive based on application of the Bonus Percentage are the “Bonus MPQ Tokens.”

Company shall issue the Purchased MPQ Tokens to Purchaser as soon as reasonably possible following the closing of the Token Sale but in any case no later than six weeks after the closing of the Token Sale (the “Delivery Date”).

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The Bonus MPQ Tokens shall be subject to a hold-back such that: (A) 50% of the Bonus MPQ Tokens shall be retained by Company and delivered to the Purchaser three (3) months after the Delivery Date; and (B) the remaining 50% of the Bonus MPQ Tokens shall be retained by Company and delivered to Purchaser six (6) months after the Delivery Date.

ii.	Purchaser’s Right will extinguish upon the automatic exercise described above under Section 2(a)(i) above.

c.	Dissolution Event.

	i.	If there is a Dissolution Event before this Purchase Agreement expires or terminates, Company shall pay Purchaser an amount equal to the Purchase Amount, which shall be due and payable to Purchaser concurrently with, or as soon as reasonably practicable following, the occurrence of the Dissolution Event. The Purchase Amount may be paid in U.S. Dollars, BTC, ETH, another recognized cryptocurrency or any combination of the foregoing in Company’s sole discretion. If immediately prior to the consummation of a Dissolution Event, the assets of Company legally available for distribution to Purchaser and all other holders of Rights (the “Right Holders”), as determined in good faith by Company’s board of directors, are insufficient to permit payment to the Right Holders of their respective Purchase Amounts, then the entire assets of Company legally available for distribution will be distributed with equal priority and pro rata among the Right Holders in proportion to the Purchase Amounts they would otherwise be entitled to receive under this Section 2(b).

	ii.	Notwithstanding anything to the contrary contained herein, Purchaser acknowledges and agrees that the value of ETH, BTC and other cryptocurrencies may fluctuate following the date of this Purchase Agreement and that if Purchaser pays the Purchase Amount in ETH, BTC or another cryptocurrency Purchaser bears the risk of such fluctuation. In furtherance and not in limitation of the foregoing, in the event of any increase in the value of any cryptocurrency paid by Purchaser as part of the Purchase Amount as compared to another cryptocurrency or U.S. Dollars, in no event will Purchaser be entitled to a greater value of ETH, BTC, another cryptocurrency or fiat in connection with a Dissolution Event than Purchaser paid to Company, whether directly or based on a pro rata amount as compared to other Right Holders in connection with such Dissolution Event; provided, however, that Company will use reasonable efforts to return funds to Purchaser in the same form of currency used by Purchaser to purchase the Right (with any appreciation or depreciation in the value of such currency to be borne by the respective Purchasers).

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d.

Termination. This Purchase Agreement will expire and terminate (without relieving Company of any obligations arising from a prior breach of or non-compliance with this Purchase Agreement) upon the earlier to occur of the following:

	i.	The issuance of MPQ Tokens, including Bonus MPQ Tokens, to Purchaser pursuant to Section 2(a), or

	ii.	The payment, or setting aside for payment, of amounts due to Purchaser pursuant to Section 2(b).

3.	Company Representations. Company hereby represents and warrants to Purchaser as follows:

	a.	Company is duly formed and validly existing under the laws of the Bahamas, and has the corporate power and authority to own, lease and operate its properties and carry on its business as now conducted.

	b.	The execution, delivery and performance by Company of this Purchase Agreement is within Company’s corporate power and has been duly authorized by all necessary actions of Company. This Purchase Agreement constitutes, and each other transaction document when executed by Purchaser will constitute, a valid, legal and binding obligation of Company, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application to or affecting the enforcement of creditors’ rights generally and general principles of equity.

	c.	To the knowledge of Company’s officers, Company is not in violation of (i) its current certificate of incorporation and memorandum and articles of association (or similar organizational documents), (ii) any material statute, rule or regulation applicable to it, or (iii) any material indenture or contract to which Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on Company.

	d.	To the knowledge of Company’s officers, the performance and consummation of the transactions contemplated by this Purchase Agreement do not and will not (i) violate any material judgment, statute, rule or regulation applicable to Company, (ii) result in the acceleration of any material indenture or contract to which Company is a party or by which it is bound, or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of Company or the suspension, forfeiture or nonrenewal of any material permit, license or authorization applicable to Company, its business or operations.

	e.	No consents or approvals are required in connection with the performance of this Purchase Agreement, other than (i) Company’s corporate approvals and (ii) any qualifications or filings under applicable law, including securities law filings, each of which shall be made prior to closing of this Offering.

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f.	To the knowledge of Company’s officers, Company owns or possesses (or can obtain on commercially reasonably terms) sufficient legal rights to all material patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with or infringement of the rights of others.

g.	Company Representations Regarding Purchase of Purchaser Securities.

i.	The Company understands that the Purchaser has a history of net losses and that there is a risk that it may not be able to continue as a going concern.

ii.	The Company understands that the Purchaser is currently focused on investing in blockchain technologies and crypto-assets focused on financial markets, healthcare, crypto-mining and high-technology, but that the Purchaser has historically been focused on developing a sanitizing herb dryer, and has only recently shifted its focus to blockchain technologies; and that even though the Purchaser has agreed to purchase other crypto-assets, the Purchaser does not yet have any blockchain technologies or crypto- assets.

iii.	The Company has received and had the opportunity to review the Purchaser’s material information, including business plan information, risk factors associated with investment in the Purchaser’s securities, and financial statements and notes and other information; has been given full and complete access to information regarding the Purchaser and has utilized such access to the Company’s satisfaction for the purpose of obtaining such information regarding the Purchaser as the Company has reasonably requested; and the Company has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Purchaser concerning the Purchaser Securities and to obtain any additional information regarding Purchaser to the extent reasonably available;

iv.	The Company is acquiring the Purchaser Securities solely for investment for its own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities laws, state securities laws or any other applicable federal or state laws of the United States;

v.	The Company recognizes that the Purchaser Securities as an investment involve a very high degree of risk, including, but not limited to, the risk of economic losses from operations of the Purchaser.

vi.	The Company confirms that its purchase of the Purchaser Securities would be suitable and consistent with its investment program; that its financial position enables it to bear the risks of investment in the Purchaser Securities; and that there is no liquid public market for the Purchaser Securities.

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vii.	The Company understands that the Purchaser Securities may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities laws; disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

viii.	The Company realizes that (i) the purchase of the Purchaser Securities is a long-term investment; (ii) the purchaser of the Purchaser Securities must bear the economic risk of investment for an indefinite period of time because the Purchaser Securities have not been registered under the Securities Act or under the securities laws of any state; and (iii) the transferability of the Purchaser Securities are restricted, and a restrictive legend will be placed on any instrument or certificate representing the Purchaser Securities, substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

ix.	The Company represents and warrants that the Company comes within one of the categories of “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act or that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Purchaser Securities.

4.	Purchaser Representations, Warranties and Covenants. Purchaser hereby represents, warrants and covenants to Company, and acknowledges and agrees, as follows:

	a.	Purchaser has the full legal capacity, power and authority to execute and deliver this Purchase Agreement and to perform its obligations hereunder. This Purchase Agreement constitutes, and each other transaction document when executed by Purchaser will constitute, a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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b.	Purchaser has been advised that the Right and Warrants (the “Securities”) issued under this Purchase Agreement may constitute securities under United States securities laws and that the offers and sales of the Securities have not been registered under any country’s securities laws and, therefore, the Securities cannot be resold except in compliance with law. Purchaser further acknowledges and agrees that the regulatory status of the Purchased MPQ Tokens is uncertain and depends on a number of factors, including factors outside of Company’s control; at the time of the Token Sale, the Purchased Tokens may constitute securities and not utility tokens under the applicable laws and regulations of one or more jurisdictions; and if the Purchased MPQ Tokens constitute securities they may be subject to transfer and other restrictions under applicable laws and regulations. Purchaser was not formed for the specific purpose of entering into this Purchase Agreement or purchasing the Securities, and Purchaser is purchasing the Securities for Purchaser’s own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Purchaser does not presently intend to, and has not entered into any contract, undertaking, agreement or other arrangement to, sell, grant any participation in or otherwise transfer or distribute the Securities under this Purchase Agreement. Purchaser has such knowledge and experience in technology, financial and business matters that Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Purchaser’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

c.	If Purchaser is acquiring the Securities pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), Purchaser agrees (on Purchaser’s behalf and on behalf of any purchaser account for which Purchaser is are acquiring the Securities and the MPQ Tokens), and each subsequent holder of the Securities and MPQ Tokens by its acceptance thereof will be deemed to agree, that prior to the expiration of the applicable holding period set forth in Rule 144 under the Securities Act (“Rule 144A”), Purchaser will not offer, sell or otherwise transfer the Securities or the MPQ Tokens except (a) to ImpactPPA or any of its subsidiaries, (b) for so long as the Securities and/or MPQ Token are eligible for resale pursuant to Rule 144A, to a person Purchaser reasonably believes is a Qualified Institutional Buyer, as defined in Rule 144A (“QIB”) that purchases for its own account or for the account of a QIB to which notice is given that the transfer is being made in reliance on Rule 144A, (c) pursuant to offers and sales that occur outside the United States in accordance with Regulation S of the Securities Act and in accordance with the applicable laws in the jurisdiction in which such purchase is made, (d) pursuant to a registration statement that has been declared effective under the Securities Act, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.

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d.	Purchaser has had access, during the course of the transactions and prior to Purchaser’s execution of this Purchase Agreement, to all such information as Purchaser has deemed necessary or appropriate and that Purchaser has had, during the course of the transactions and prior to the execution of this Purchase Agreement, the opportunity to ask questions of, and receive answers from, Company concerning the terms and conditions of the transactions contemplated by this Purchase Agreement and to obtain additional information necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access. Purchaser has had an opportunity to review the proposed functionality and code of the MPQ Token and has read and understood Company’s materials describing Company and the MPQ Token, including the Offering Memorandum. None of Purchaser’s representations, warranties or covenants, including without limitation the foregoing, limit, expand or otherwise modify the representations and warranties of Company in Section 3 of this Purchase Agreement.

e.	With the assistance of Purchaser’s own professional advisors, to the extent that Purchaser has deemed appropriate, Purchaser has made Purchaser’s own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Purchase Agreement. Purchaser has considered the suitability of the Securities as an investment in light of Purchaser’s own circumstances and financial condition and Purchaser is able to bear the risks associated with an investment in the Securities.

f.	Other than the Offering Documents, Purchaser is not relying on (and will not at any time rely on) Company, any affiliate of Company, any representative of any of the foregoing, or any other person, firm or corporation in making Purchaser’s decision to enter into this Purchase Agreement and to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities and the Offering Memorandum shall not be considered investment advice or a recommendation to purchase the Securities. Company has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (ii) made any representation to Purchaser regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to enter into this Purchase Agreement and to purchase the Securities, Purchaser is not relying on the advice or recommendations of Company. Purchaser has not relied on any representation, warranty or provision not explicitly stated in this Purchase Agreement or the Offering Memorandum; no oral or written statement has been made to Purchaser that in any way shall waive, expand or otherwise modify any of the terms or conditions of this Purchase Agreement or the disclosures set forth in the Offering Memorandum; and Purchaser expressly waives any reliance on, and any cause of action in connection with, any disclosures or statements not expressly set forth in this Purchase Agreement or the Offering Memorandum.

g.	Purchaser has complied with all applicable import, re-import, export, re-export control, anti-money laundering laws, regulations guidance and programs, including the Export Administration Regulations, International Traffic in Arms Regulations, the USA Patriot Act of 2001, the Bank Secrecy Act and OFAC Regulations and similar governmental laws and regulations in other countries. Purchaser is solely responsible for compliance with such laws related to its purchase of the Right.

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h.	Purchaser has accurately completed the purchaser questionnaire attached as Schedule 1 to this Purchase Agreement and shall provide Company with any information requested by it in order to confirm Purchaser’s suitability to enter into this Purchase Agreement and purchase the Securities, including but not limited to financial information and residency information and any information required by applicable “know your customer” or “anti-money laundering” laws and regulations, as they may be promulgated from time to time.

i.	Purchaser is not a citizen or resident of, is not located in and does not have a primary residence or domicile in the People’s Republic of China, South Korea or any country subject to sanctions under OFAC Regulations. Purchaser is not a person subject to sanctions under OFAC Regulations or in any jurisdiction in which access to or use of cryptocurrency or digital tokens is prohibited by law, decree, regulation, treaty or otherwise.

j.	Purchaser does not intend to hinder, delay or defraud Company or any other holders of Securities or eventual MPQ Tokens or engage in any illegal conduct or unlawful activity, including without limitation in relation to money laundering, receiving the proceeds of drug trafficking or terrorist activities or receiving the proceeds of criminal activities, terrorist activities or trading with such countries as might from time to time be subject to any embargo imposed by the Security Council of the United Nations, the European Union, the United States or in any other place in the world.

k.	Purchaser may not and shall not assign or transfer this Purchase Agreement (including by operation of law, by merger or otherwise) or sell, delegate or sublicense Purchaser’s Right without the express written consent of Company, which consent may be withheld by Company in its sole discretion. Any such assignment, sale, delegation or sublicense without Purchaser’s prior written consent shall be null and void, shall confer no rights on the purported assignee and may be a violation of applicable securities laws.

l.	Purchaser will have no right against Company or any other Person except in the event of Company’s breach of this Purchase Agreement or intentional fraud. COMPANY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS PURCHASE AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE TOTAL OF THE AMOUNTS PAID TO COMPANY PURSUANT TO THIS PURCHASE AGREEMENT CALCULATED, WITH RESPECT TO AMOUNTS PAID IN BTC, ETH OR ANY OTHER CRYPTOCURRENCY, USING THE APPLICABLE EXCHANGE RATE SET FORTH IN THE DEFINTION OF “PURCHASE AMOUNT” AND SUBJECT IN ALL EVENTS TO SECTION 2(b). NEITHER COMPANY NOR ITS REPRESENTATIVES SHALL BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS PURCHASE AGREEMENT.

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m.	Other than the right to use an MPQ Token as a means to enable usage of and interaction with and within Company’s platform, applications and website, the MPQ Token underlying this Right will not grant Purchaser any:

i.	ownership rights in Company;

ii.	return on investment from a future issuance of a MPQ Token;

iii.	profit or passive income from holding a MPQ Token; or

iv.	any other express or implied rights, including without limitation any intellectual property rights, income, profit, dividend, capital equity, royalties, or any economic, governance, decision-making or voting rights related to Company or any other entity in a corporate capacity.

n.	Company may establish a separate issuing entity for the MPQ Token and all rights and obligations of Company under this Purchase Agreement, including the Right, may be assigned to the issuing entity; provided however, that any such assignee assumes all rights and obligations of Company hereunder, including, without limitation, the obligations set forth in Section 2 (b) (i) hereof.

o.	Purchaser acknowledges and agrees that if Purchaser is sending the Purchase Amount using cryptocurrency rather than fiat:

i.	Purchaser may not send any portion of the Purchase Amount directly from a wallet public address that is provided by a cryptocurrency exchange service provider;

ii.	Purchaser’s wallet public address can technically support ERC20 tokens;

iii.	Purchaser is solely responsible for ensuring that the wallet public address listed on the signature page to receive MPQ Tokens is fit to receive MPQ Tokens and handle any return or refund functions, which are ERC20 tokens;

iv.	any failure to comply with these requirements may lead to the loss of all or a portion of the Purchase Amount; and

v.	Purchaser is solely responsible for ensuring such payment in cryptocurrency is successfully delivered to Company’s designated wallet.

5.	Taxes; Indemnification. Purchaser shall pay all applicable taxes and duties, including without limitation any value-added tax and sales tax that may arise in connection with its purchase of the Rights and the automatic exercise of the Rights for MPQ Tokens (“Purchaser Taxes”). Purchaser shall promptly provide Company with any information it reasonably requests to determine whether Company is obligated to collect taxes from Purchaser. Purchaser to the fullest extent permitted by law will indemnify, defend and hold harmless Company, its affiliates and its and their respective officers, directors, employees and other representatives from any claims, damages, losses, liabilities, penalties, fines, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to any third party claim concerning this Purchase Agreement, including without limitation any claims related to Purchaser Taxes.

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6.	Security and Data Privacy.

	a.	Purchaser shall provide true and complete information to Company in relation to Purchaser’s identity as well as such other information as Company may reasonable request from time to time. Such information may include personal data as defined under the data protection laws of various jurisdictions. Personal data shall be processed in accordance with this Purchase Agreement and Company’s privacy policy, as amended from time to time and as posted on its website or otherwise made available to Purchaser upon request.

	b.	Purchaser shall implement reasonable measures designed to secure any device connected to the email address associated with Purchaser’s account or private keys required to access any cryptocurrency account or wallet and Purchaser’s username, password, login or other identifying credentials. In the event Purchaser is no longer in possession of a device connected with Purchaser’s account or private keys or Purchaser is not able to provide Purchaser’s login, password or other identifying credentials, Company may, in its sole discretion, and only if it is able, grant access to Purchaser’s account to any person providing additional credentials to Company. Company reserves the right to determine the additional credentials required, which may include a sworn, notarized or apostilled statement of identity. Purchaser shall be responsible for the delivery of, and shall bear all risks associated with the failure to deliver, MPQ Tokens to the correct cryptocurrency account or wallet, provided, that Company delivered the MPQ Tokens to the cryptocurrency account or wallet in accordance with, the details provided to Company by Purchaser and listed on the signature page.

	c.	Purchaser shall promptly provide to Company, upon its request, any information that Company deems necessary to maintain compliance with any applicable laws, regulations or policies of any jurisdiction. Purchaser acknowledges and agrees that failure to provide any such requested information to Company allows Company to refuse to issue the Right or MPQ Tokens to Purchaser until the requested information has been provided and Company has determined it is permissible to issue the Right and/or MPQ Tokens to Purchaser. Purchaser will not be entitled to a refund of its Right and no MPQ Tokens shall be issued to Purchaser if Purchaser refuses to provide information requested pursuant to this Section 6(c) or if the information provided indicates that a refund of its Right may be a violation of law under the laws of any applicable jurisdiction.

	d.	This Purchase Agreement may be terminated by Company in the event that it becomes aware that Purchaser’s crypto-wallet or identify information discloses any risk of crime, fraud, money laundering or other illegal or material matters or that there have been misrepresentations made by Purchaser. Purchaser is aware that applicable law or governmental authorities may not allow Company to return the Purchase Amount to Purchaser in the event of this type of termination of this Purchase Agreement. If Company is prevented from or delayed in returning some or all of the Purchase Amount pursuant to applicable law or by governmental authorities, Company shall not be liable to Purchaser for interest on the Purchase Amount or for any other losses suffered by Purchaser, including without limitation any fluctuations in the value of fiat, ETH, BTC and other cryptocurrencies.

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e.	Company may use aggregate statistical information about Purchaser’s activity on Company’s platform, applications or website for marketing or any other purpose. Company may use Purchaser’s internet protocol address to verify Purchaser’s purchase of the Right and MPQ Tokens. However, Company may not release Purchaser’s personal information to any third party without Purchaser’s consent except as permitted by law or as set forth in this Purchase Agreement or its privacy policy, as amended from time to time and as posted on its website or otherwise made available to Purchase upon request. Company’s privacy policy (as amended from time to time) is hereby incorporated into and made part of this Purchase Agreement.

7.	Miscellaneous.

	a.	The representations, warranties, covenants, agreements and other obligations of Purchaser and Company set forth herein shall survive the execution of this Agreement, the automatic exercise of the Right and the closing of the Token Sale.

	b.	If any provision of this Purchase Agreement shall be unlawful, void or for any reason unenforceable, then that provision shall be deemed severable from this Purchase Agreement and shall not affect the validity and enforceability of the remaining provisions of this Purchase Agreement.

	c.	This Agreement shall be interpreted and construed in accordance with the laws of Bahamas. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort or statute, shall be governed by Bahamian law, including its statutes of limitations, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Purchaser irrevocably agrees that the courts of the Bahamas shall have exclusive jurisdiction with respect to any and all claims, controversies and causes of action arising out of or relating to this Purchase Agreement, whether sounding in contract, tort or statute, and Purchaser waives any objection to proceedings in such courts on the grounds of venue or on the grounds that proceedings have been brought in an inconvenient forum. Nothing in this clause will limit Company’s right to take proceedings against Purchaser in any other court of competent jurisdiction, nor shall the taking of proceedings in any one of more jurisdictions preclude the taking of proceedings in other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

	d.	Each party agrees that such party has not relied on any representation, warranty or provision not explicitly stated in this Purchase Agreement or the Offering Memorandum, and that no oral or written statement has been made to either party that in any way will waive, expand or otherwise modify any of the terms or conditions of this Purchase Agreement or the disclosures set forth in the Offering Memorandum. This Purchase Agreement and the Offering Memorandum contain a complete and exclusive statement of the terms and conditions of this Purchase Agreement and the transactions contemplated hereby. In the event there is a conflict between this Purchase Agreement and any other agreements between Purchaser and Company, this Purchase Agreement shall take precedence unless such additional terms expressly reference variation to this Purchase Agreement.

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e.	Any notice required or permitted by this Purchase Agreement will be deemed sufficient when sent by email to the relevant address listed on the signature page, as subsequently modified by written notice received by the appropriate party.

f.	Purchaser is not entitled, as a holder of the Right, to vote or receive dividends or be deemed the holder of any equity interest in Company for any purpose, nor will anything contained herein be construed to confer on Purchaser, as such, any of the rights of an equity holder of Company or any right to vote for the election of directors or upon any matter submitted to equity holders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

g.	This Purchase Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous disclosures, discussions, understandings and agreements, whether oral or written, between them. This Purchase Agreement is one of a series of similar Purchase Agreement s entered into by Company from time to time. Any provision of this Purchase Agreement may be amended, waived or modified only upon the written consent of Company and the holders of a majority, in the aggregate, of the Purchase Amounts paid to Company with respect to all Rights outstanding at the time of such amendment, waiver or modification.

h.	This Purchase Agreement and any other document or other agreement delivered in connection with this Purchase Agreement or the transactions contemplated hereby may be executed in two or more counterparts (including by PDF or other electronic transmission), all of which shall be considered one and the same agreement, it being understood that Purchaser and Company need not sign the same counterpart.

i.	When used in this Purchase Agreement, the words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation.” Any terms defined in the singular will have a comparable meaning when used in the plural, and vice-versa. Except where the context otherwise requires, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).

THE NEXT PAGE IS THE SIGNATURE PAGE.

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IN WITNESS WHEREOF, the undersigned have caused this Purchase Agreement to be duly executed and delivered.

IMPACTPPA LIMITED

By:
Dan Bates
Chief Executive Officer

PURCHASER:

By:	Brandon Romanek

Name:	Brandon Romanek

Title:	CEO

Email:	brandon@mblockchain.io

Cell:	702-912-3982

Address:	11700 W Charleston #73 Las Vegas,NV 89135

Signature Page

Schedule 1

PURCHASER SUITABILITY QUESTIONNAIRE

Full Name of Purchaser:  Millennium BlockChain

The information contained herein is being furnished to ImpactPPA, Limited (“Company”), to enable it to determine whether the undersigned is a suitable Purchaser under the Purchase Agreement with Company. Terms not defined in this questionnaire are as defined in the Purchase Agreement. Upon completion of this Questionnaire, Company may request additional information from Purchaser in order to confirm its purchaser suitability, including but not limited to financial information and residency information and any information required by applicable “know your customer” or “anti-money laundering” laws and regulations, as they may be promulgated from time to time.

1.	Purchaser must be able to verify the accuracy of each of the following statements by checking the box next to each one:

	☐	Purchaser is not a citizen or primary resident of, not located in, and does not have a domicile within the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), South Korea or any other jurisdiction where such offer and sale is prohibited by law.

	☐	Purchaser is not a citizen or resident of, is not located in, and does not have a primary residence or domicile in a country subject to sanctions under OFAC Regulations.

	☐	Purchaser is not a company, an entity or an individual subject to sanctions under OFAC Regulations.

For your reference, here are the weblinks to relevant OFAC search sanction lists: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx http://www.treasury.gov/resource-center/sanctions/SDN- List/Pages/consolidated.aspx

2.	Purchaser must be able to verify the accuracy of one of the following statements by checking the box next to the one that is applicable:

	☐	Purchaser is located within the United States (or was offered the Right within the United States) or is acquiring the Right for the account or benefit of a person within the United States (or who was offered the Right within the United States); Purchaser (and any person for whose account or for whose benefit Purchaser is acquiring the Right) (i) is either an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or

(ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

The definition of “accredited investor” as defined in Rule 501(a) may be found at the following weblink: http://www.ecfr.gov/cgi-bin/retrieveECFR?gp=&r=SECTION&n=17y3.0.1.1.12.0.46.176

☐	Purchaser is not located within the United States (and was not offered the Right within the United States) and is not acquiring the Right for the account or benefit of any person located within the United States (or who was offered the Right within the United States).

3.

For Purchasers in the United Kingdom: In addition to checking the applicable box under 2 above, if Purchaser is a resident of, located in or has a primary residence in the United Kingdom, Purchaser must be able to verify the accuracy of the following statement by checking the box next to it:

	☐	Purchaser is (i) an investment professional (within the meaning of article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the ‘‘FPO’’)); (ii) a person or entity of a kind described in article 49 of the FPO; or (iii) a certified sophisticated investor (within the meaning of article 50(1) of the FPO). A copy of the Financial Services and Markets Act 2000 may be found at the following weblink: http://www.legislation.gov.uk/uksi/2005/1529/contents/made

4.

For Purchasers in Canada: In addition to checking the applicable box under 2 above, if Purchaser is a resident of, located in or has a primary residence in the Canada, Purchaser must be able to verify the accuracy of the following statement by checking the box next to it:

	☐	Purchaser is an “accredited investor” as defined in National Instrument 45-106 Prospect Exemptions.

The definition of “accredited investor” as defined in Part 2, Section 2.3 can be found at the following weblink: http://www.osc.gov.on.ca/documents/en/Securities- Category4/ni_20170119_45-106_unofficial-consolidation.pdf

Purchaser understands that Company will rely upon the information contained herein and any additional information requested by Company for purposes of determining Purchaser’s suitability to enter into the Purchase Agreement and invest in the Right, and Purchaser will promptly provide Company with any additional information requested by Company in connection with the foregoing.

THE NEXT PAGE IS THE SIGNATURE PAGE.

SIGNATURE PAGE

SIGNATURE BLOCK FOR INDIVIDUALS		SIGNATURE BLOCK FOR ENTITIES

Millennium BlockChain
Name of Purchaser (print)		Name of Purchaser (print)

	By:	Brandon Romanek
Signature of Purchaser		Authorized Signatory

Brandon Romanek CEO
(print name and title of Authorized Signatory)
Date Signed: ___________________________________
Date Signed: 5/8/2018 10:19:00 AM PDT

Millennium BlockChain is receiving 3 million dollars worth of ImpactPPA tokens(MPQ) with a 50% bonus for a total amount of 4.5 million dollars worth of ImpactPPA tokens (MPQ)

Dan Bates	Brandon Romanek

Exhibit A

FORM OF WARRANT OF TIGHTNOD HOLDINGS LIMITED